Press Release

RLJ Lodging Trust Reports Fourth Quarter
and Full Year 2017 Results

- Fourth quarter Pro forma RevPAR increased 4.0%
- Sold Fairmont Copley Plaza Boston for $170 million
- Completed transformative merger with FelCor Lodging Trust

Bethesda, MD, February 27, 2018 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the quarter and year ended December 31, 2017.

Fourth Quarter Highlights

•	Sold Fairmont Copley Plaza Boston for $170.0 million

•	Net income was $7.4 million, which includes $7.5 million of transaction costs and $31.8 million of non-cash income tax expense

•	Pro forma RevPAR increased 4.0%, Pro forma ADR increased 1.0%, and Pro forma Occupancy increased 2.9%

•	Pro forma Hotel EBITDA Margin of 32.0%

•	Pro forma Consolidated Hotel EBITDA of $143.0 million

•	Adjusted EBITDA of $136.2 million

•	Adjusted FFO of $99.4 million

Full Year Highlights

•	Completed merger with FelCor Lodging Trust (“FelCor”)

•	Net income was $75.7 million, which includes $44.4 million of transaction costs and $39.7 million of non-cash income tax expense

•	Pro forma RevPAR decreased 0.5%, Pro forma ADR decreased 0.4% and Pro forma Occupancy was flat

•	Pro forma Hotel EBITDA Margin of 33.1%

•	Pro forma Consolidated Hotel EBITDA of $605.9 million

•	Adjusted EBITDA of $427.2 million

•	Adjusted FFO of $339.1 million

•	Declared cash dividends of $1.32 per common share

•	Declared cash dividends of $0.975 per Series A Preferred Share

“We are very pleased with our fourth quarter results which exceeded our expectations. We are also continuing to demonstrate the value creation potential from the FelCor merger,” commented Ross H. Bierkan, President and Chief Executive Officer. “Combining our recent sale of the Fairmont Copley Plaza Boston, the post year-end disposition of the Embassy Suites Marlborough, and another asset that we have under contract, we will reach our initial goal of selling at least $300 million in assets. Our disposition pipeline is strong, and we are encouraged by our progress and ability to pay down debt with the proceeds. We remain focused on executing on our key strategic priorities of realizing synergies, selling non-core assets, optimizing the balance sheet, and opportunistically reinvesting in our hotels.”

Financial and Operating Results
The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Net income for the quarter ended December 31, 2017, decreased $68.4 million to $7.4 million, representing a 90.3% decrease over the comparable period in 2016. Net income included transaction costs of $7.5 million related primarily to the FelCor merger and $31.8 million of non-cash income tax expense related primarily to the change in tax rates from the recently passed tax reform bill.

For the year ended December 31, 2017, net income decreased $125.6 million to $75.7 million, representing a 62.4% decrease over the comparable period in 2016. Net income included transaction costs of $44.4 million related primarily to the FelCor merger and $39.7 million of non-cash income tax expense related primarily to the change in tax rates from the recently passed tax reform bill.

Pro forma RevPAR for the quarter ended December 31, 2017, increased 4.0% over the comparable period in 2016, driven by a Pro forma ADR increase of 1.0%, and a Pro forma Occupancy increase of 2.9%. Adjusting for post hurricane related business, Pro forma RevPAR for the fourth quarter would have increased 1.7%. The Company's top performing markets were Houston, South Florida, and Louisville, with Pro forma RevPAR growth of 20.7%, 15.2%, and 11.4%, respectively.

For the year ended December 31, 2017, Pro forma RevPAR decreased 0.5% over the comparable period in 2016, driven by a Pro forma ADR decrease of 0.4% and flat occupancy.

Pro forma Hotel EBITDA Margin for the quarter ended December 31, 2017, decreased 97 basis points over the comparable period in 2016 to 32.0%. Adjusting for real estate taxes, insurance and operational disruption related to our Courtyard Chicago Downtown Magnificent Mile hotel, Pro Forma Hotel EBITDA margin would have been slightly positive.

For the year ended December 31, 2017, Pro forma Hotel EBITDA Margin decreased 123 basis points over the comparable period in 2016 to 33.1%.

Pro forma Consolidated Hotel EBITDA for the quarter ended December 31, 2017, increased $1.1 million to $143.0 million, representing a 0.8% increase over the comparable period in 2016.

For the year ended December 31, 2017, Pro forma Consolidated Hotel EBITDA decreased $25.8 million to $605.9 million, representing a 4.1% decrease over the comparable period in 2016. Pro forma Consolidated Hotel EBITDA includes prior ownership of $153.2 million from the recently acquired FelCor hotels.

Adjusted FFO for the quarter ended December 31, 2017, increased $25.0 million to $99.4 million, representing a 33.6% increase over the comparable period in 2016. For the year ended December 31, 2017, Adjusted FFO increased $6.4 million to $339.1 million, representing a 1.9% increase over the comparable period in 2016. For the year ended December 31, 2017, Adjusted FFO includes four months of operations from the recently acquired FelCor hotels.

Adjusted FFO per diluted common share and unit for the quarter ended December 31, 2017, was $0.57, representing a 5.0% decrease over the comparable period in 2016. Adjusted FFO per diluted common share and unit for the year ended December 31, 2017, was $2.40, representing a 10.1% decrease over the comparable period in 2016.

Adjusted EBITDA for the quarter ended December 31, 2017, increased $47.2 million to $136.2 million, representing a 53.1% increase over the comparable period in 2016. For the year ended December 31, 2017, Adjusted EBITDA increased $34.8 million to $427.2 million, representing an 8.9% increase over the comparable period in 2016. For the year ended December 31, 2017, Adjusted EBITDA includes four months of ownership from the recently acquired FelCor hotels.

Non-recurring items and other adjustments which were noteworthy for the quarter ended December 31, 2017 include transaction costs of $7.5 million primarily related to the FelCor merger and $31.8 million of non-cash income tax expense related primarily to the change in tax rates from the recently passed tax reform bill.

Non-recurring items are included in net income attributable to common shareholders but are excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing of non-recurring items is provided in the Non-GAAP reconciliation tables located in this press release.

Net cash flow from operating activities for the year ended December 31, 2017, totaled $260.6 million, compared to $331.4 million for the comparable period in 2016.

Dispositions
During the year ended December 31, 2017, the Company sold the 383-room Fairmont Copley Plaza Boston for $170.0 million in December 2017. The Company's Pro forma Consolidated Hotel EBITDA excludes $10.5 million in hotel EBITDA for the year ended December 31, 2017, which is inclusive of the period prior to hotel ownership.

Balance Sheet
As of December 31, 2017, the Company had $586.5 million of unrestricted cash on its balance sheet, $600.0 million available on its revolving credit facility, and $2.8 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA for the year ended December 31, 2017, was 3.9 times (excluding preferred equity).

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the fourth quarter. The dividend was paid on January 12, 2018, to shareholders of record as of December 29, 2017. For the year ended December 31, 2017, the Company declared a total dividend of $1.32 per common share of beneficial interest.

The Company's Board of Trustees declared a preferred dividend of $0.4875 on its Series A cumulative convertible preferred shares (“Series A Preferred Shares”). The dividend was paid on January 31, 2018, to shareholders of record as of December 29, 2017. For the year ended December 31, 2017, the Company declared a total dividend of $0.975 per Series A Preferred Share.

Subsequent Events
On January 25, 2018, the Company amended three of its unsecured term loans with an aggregate principal amount of $775.0 million. The maturity date of its $400.0 million unsecured term loan due March 2019 and its $225.0 million unsecured term loan due November 2019 were both extended to January 2023. Both term loans were amended to include more favorable pricing. The Company also amended its $150.0 million unsecured term loan due January 2022 with more favorable pricing.

On February 21, 2018, the Company closed on the sale of the Embassy Suites Marlborough for $23.7 million.

2018 Outlook
The Company’s outlook includes only hotels owned as of February 27, 2018. Potential future acquisitions or dispositions could result in a material change to the Company’s outlook. The outlook includes capital expenditures related to renovations and ROI projects in the range of $130 million to $140 million, which the Company anticipates will result in approximately 100 basis points of RevPAR disruption. The outlook also assumes 50 basis points of RevPAR headwinds related to tough comps from last year's hurricane efforts. On the margin front, the outlook assumes 60 to 70 basis points of headwinds from property taxes and insurance increases, partially driven by the impact from Proposition 13 on FelCor's California hotels.
For the full year 2018, the Company anticipates:

Current Outlook
Pro forma RevPAR growth	-1.0% to +1.0%
Pro forma Hotel EBITDA Margin	31.25% to 32.5%
Pro forma Consolidated Hotel EBITDA	$565.0M to $600.0M
Adjusted EBITDA	$527.0M to $562.0M
Corporate Cash General & Administrative	$37.0M to $39.0M

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on February 28, 2018, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company's portfolio consists of 156 hotels with approximately 30,570 rooms, located in 26 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Leslie D. Hale, Chief Operating Officer and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, (5) Hotel EBITDA, and (6) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results.

In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO, and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items:

•	Transaction Costs: The Company excludes transaction costs expensed during the period.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items. The Company has excluded the amortization of share-based compensation, non-cash gain or loss on the sale of assets, and certain non-cash income taxes.

•
Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses. The Company excludes hurricane-related costs not reimbursed by insurance, property-level severance costs, debt modification and extinguishment costs, and other income and expenses outside the normal course of operations.

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes unadjusted prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
No hotels were acquired during the year ended December 31, 2016. The Company acquired the following hotels in August 2017 in conjunction with the FelCor merger:

•	DoubleTree Suites by Hilton Austin

•	DoubleTree Suites by Hilton Orlando - Lake Buena Vista

•	Embassy Suites Atlanta - Buckhead

•	Embassy Suites Birmingham

•	Embassy Suites Boston - Marlborough

•	Embassy Suites Dallas - Love Field

•	Embassy Suites Deerfield Beach - Resort & Spa

•	Embassy Suites Fort Lauderdale 17th Street

•	Embassy Suites Los Angeles - International Airport/South

•	Embassy Suites Mandalay Beach - Hotel & Resort

•	Embassy Suites Miami - International Airport

•	Embassy Suites Milpitas Silicon Valley

•	Embassy Suites Minneapolis - Airport

•	Embassy Suites Myrtle Beach - Oceanfront Resort

•	Embassy Suites Napa Valley

•	Embassy Suites Orlando - International Drive South/Convention Center

•	Embassy Suites Phoenix - Biltmore

•	Embassy Suites San Francisco Airport - South San Francisco

•	Embassy Suites San Francisco Airport - Waterfront

•	Embassy Suites Secaucus - Meadowlands

•	Hilton Myrtle Beach Resort

•	Holiday Inn San Francisco - Fisherman's Wharf

•	San Francisco Marriott Union Square

•	DoubleTree by Hilton Burlington Vermont, formerly Sheraton Burlington Hotel & Conference Center

•	Sheraton Philadelphia Society Hill Hotel

•	The Fairmont Copley Plaza, Boston

•	The Knickerbocker, New York

•	The Mills House Wyndham Grand Hotel, Charleston

•	The Vinoy Renaissance St. Petersburg Resort & Golf Club

•	Wyndham Boston Beacon Hill

•	Wyndham Houston - Medical Center Hotel & Suites

•	Wyndham New Orleans - French Quarter

•	Wyndham Philadelphia Historic District

•	Wyndham Pittsburgh University Center

•	Wyndham San Diego Bayside

•	Wyndham Santa Monica At The Pier

Pro forma adjustments: Sold hotels
For the year ended December 31, 2017, the following hotel was sold:

•	The Fairmont Copley Plaza Boston was sold in December 2017

For the year ended December 31, 2016, the following hotels were sold:

•	Holiday Inn Express Merrillville was sold in February 2016

•	SpringHill Suites Bakersfield was sold in November 2016

•	Hilton Garden Inn New York 35th Street was sold in December 2016

•	Hilton New York Fashion District was sold in December 2016

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	December 31, 2017	December 31, 2016
Assets
Investment in hotel properties, net	$5,791,925	$3,367,776
Investment in unconsolidated joint ventures	23,885	—
Cash and cash equivalents	586,470	456,672
Restricted cash reserves	72,606	67,206
Hotel and other receivables, net of allowance of $510 and $182, respectively	60,011	26,018
Deferred income tax asset, net	56,761	44,614
Intangible assets, net	133,211	898
Prepaid expense and other assets	69,936	60,209
Total assets	$6,794,805	$4,023,393
Liabilities and Equity
Debt, net	$2,880,488	$1,582,715
Accounts payable and other liabilities	225,664	137,066
Deferred income tax liability	5,547	11,430
Advance deposits and deferred revenue	30,463	11,975
Accrued interest	17,081	3,444
Distributions payable	65,284	41,486
Total liabilities	3,224,527	1,788,116
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266 at December 31, 2017	366,936	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 174,869,046 and 124,364,178 shares issued and outstanding at December 31, 2017 and 2016, respectively	1,749	1,244
Additional paid-in capital	3,208,002	2,187,333
Accumulated other comprehensive income (loss)	8,846	(4,902)
(Distributions in excess of net earnings) retained earnings	(82,566)	38,249
Total shareholders’ equity	3,502,967	2,221,924
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	11,700	5,973
Noncontrolling interest in the Operating Partnership	11,181	7,380
Total noncontrolling interest	22,881	13,353
Preferred equity in a consolidated joint venture, liquidation value of $45,430 at December 31, 2017	44,430	—
Total equity	3,570,278	2,235,277
Total liabilities and equity	$6,794,805	$4,023,393

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the quarter ended December 31,		For the year ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Revenue
Operating revenue
Room revenue	$376,131	$233,427	$1,146,882	$1,010,637
Food and beverage revenue	66,280	29,088	157,672	111,691
Other revenue	20,079	8,938	51,707	37,667
Total revenue	$462,490	$271,453	$1,356,261	$1,159,995
Expense
Operating expense
Room expense	$94,206	$54,872	$270,729	$228,656
Food and beverage expense	47,456	20,112	113,914	79,589
Management and franchise fee expense	36,523	27,340	122,633	118,210
Other operating expense	109,595	57,521	304,595	241,654
Total property operating expense	287,780	159,845	811,871	668,109
Depreciation and amortization	64,856	39,968	186,993	162,500
Property tax, insurance and other	30,477	17,249	91,406	77,281
General and administrative	11,695	7,994	40,453	31,516
Transaction costs	7,476	(65)	44,398	192
Total operating expense	402,284	224,991	1,175,121	939,598
Operating income	60,206	46,462	181,140	220,397
Other income (expense)	(55)	215	269	303
Interest income	682	454	2,987	1,695
Interest expense	(29,795)	(14,587)	(78,322)	(58,820)
Gain on settlement of investment in loan	—	—	2,670	—
Income before equity in income from unconsolidated joint ventures	31,038	32,544	108,744	163,575
Equity in income from unconsolidated joint ventures	76	—	133	—
Income before income tax expense	31,114	32,544	108,877	163,575
Income tax expense	(32,756)	(2,793)	(42,118)	(8,190)
Income (loss) from operations	(1,642)	29,751	66,759	155,385
Gain on sale of hotel properties	9,029	46,084	8,980	45,929
Net income	7,387	75,835	75,739	201,314
Net income (loss) attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	(123)	(48)	(117)	(55)
Noncontrolling interest in the Operating Partnership	27	(354)	(291)	(907)
Preferred distributions - consolidated joint venture	(374)	—	(496)	—
Net income attributable to RLJ	6,917	75,433	74,835	200,352
Preferred dividends	(6,279)	—	(8,372)	—
Net income attributable to common shareholders	$638	$75,433	$66,463	$200,352
Basic per common share data:
Net income attributable to common shareholders	$—	$0.61	$0.47	$1.61
Weighted-average number of common shares	174,147,522	123,698,633	140,616,838	123,651,003
Diluted per common share data:
Net income attributable to common shareholders	$—	$0.61	$0.47	$1.61
Weighted-average number of common shares	174,210,578	123,757,660	140,694,049	123,879,007

Note:
The Statements of Comprehensive Income and corresponding notes can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the quarter ended December 31,		For the year ended December 31,
	2017	2016	2017	2016
Net income	$7,387	$75,835	$75,739	$201,314
Preferred dividends	(6,279)	—	(8,372)	—
Preferred distributions - consolidated joint venture	(374)	—	(496)	—
Gain on sale of hotel properties	(9,029)	(46,084)	(8,980)	(45,929)
Depreciation and amortization	64,856	39,968	186,993	162,500
Noncontrolling interest in consolidated joint ventures	(123)	(48)	(117)	(55)
Adjustments related to consolidated joint ventures (1)	(85)	(35)	(193)	(152)
Adjustments related to unconsolidated joint ventures (2)	707	—	900	—
FFO	57,060	69,636	245,474	317,678
Non-cash income tax expense	31,775	2,784	39,747	7,001
Transaction costs	7,476	(65)	44,398	192
Gain on settlement of investment in loan	—	—	(2,670)	—
Amortization of share-based compensation	2,642	2,055	10,607	5,990
Loan related costs (3)	—	—	—	1,247
Other expenses (4)	475	—	1,591	604
Adjusted FFO	$99,428	$74,410	$339,147	$332,712

Adjusted FFO per common share and unit-basic	$0.57	$0.60	$2.40	$2.68
Adjusted FFO per common share and unit-diluted	$0.57	$0.60	$2.40	$2.67

Basic weighted-average common shares and units outstanding (5)	174,921	124,257	141,248	124,257
Diluted weighted-average common shares and units outstanding (5)	174,984	124,316	141,325	124,485

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in joint ventures.
(2) Includes our ownership interest of the depreciation and amortization expense of the unconsolidated joint ventures.
(3)  Represents debt modification costs, debt extinguishment costs, and accelerated amortization of deferred financing costs.
(4) Represents income and expenses outside the normal course of operations, including hurricane-related costs not reimbursed by insurance and property-level severance costs.
(5)  Includes 0.8 million and 0.6 million weighted-average operating partnership units for the quarter ended December 31, 2017 and 2016, respectively, and 0.6 million weighted-average operating partnership units for the years ended December 31, 2017 and 2016, respectively.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

	For the quarter ended December 31,		For the year ended December 31,
	2017	2016	2017	2016
Net income	$7,387	$75,835	$75,739	$201,314
Depreciation and amortization	64,856	39,968	186,993	162,500
Interest expense, net (1)	29,114	14,579	76,703	58,793
Income tax expense	32,756	2,793	42,118	8,190
Noncontrolling interest in consolidated joint ventures	(123)	(48)	(117)	(55)
Adjustments related to consolidated joint ventures (2)	(148)	(35)	(275)	(152)
Adjustments related to unconsolidated joint ventures (3)	837	—	1,072	—
EBITDA	134,679	133,092	382,233	430,590
Transaction costs	7,476	(65)	44,398	192
Gain on sale of hotel properties	(9,029)	(46,084)	(8,980)	(45,929)
Gain on settlement of investment in loan	—	—	(2,670)	—
Amortization of share-based compensation	2,642	2,055	10,607	5,990
Loan related costs (4)	—	—	—	924
Other expenses (5)	475	—	1,591	604
Adjusted EBITDA	136,243	88,998	427,179	392,371
General and administrative (6)	9,053	5,938	29,846	25,016
Operating results from noncontrolling interest in joint venture	(566)	84	(679)	207
Other corporate adjustments	1,535	(174)	1,463	(1,142)
Consolidated Hotel EBITDA	146,265	94,846	457,809	416,452
Pro forma adjustments - income from sold hotels	(3,259)	(3,980)	(5,034)	(16,106)
Pro forma adjustments - income from prior ownership of acquired hotels (7)	—	51,057	153,161	231,418
Pro forma Consolidated Hotel EBITDA	143,006	141,923	605,936	631,764
Pro forma adjustments - income from non-comparable hotels	—	—	—	—
Pro forma Hotel EBITDA	$143,006	$141,923	$605,936	$631,764

Note:
(1) Excludes amounts attributable to investment in loans of $1.4 million for the year ended December 31, 2017, and $0.4 million and $1.7 million for the quarter and year ended December 31, 2016, respectively.
(2) Includes interest, depreciation and amortization expense allocated to the noncontrolling interest in joint ventures.
(3) Includes our ownership interest of the interest, depreciation and amortization expense of the unconsolidated joint ventures.
(4) Represents debt modification costs and debt extinguishment costs.
(5) Represents income and expenses outside the normal course of operations, including hurricane-related costs not reimbursed by insurance and property-level severance costs.
(6) General and administrative expenses exclude amortization of share-based compensation and other non-recurring expenses reflected in Adjusted EBITDA.
(7) The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the quarter ended December 31,		For the year ended December 31,
	2017	2016	2017	2016
Total revenue	$462,490	$271,453	$1,356,261	$1,159,995
Pro forma adjustments - Revenue from sold hotels	(14,890)	(11,573)	(20,438)	(52,279)
Pro forma adjustments - Revenue from prior ownership of acquired hotels (1)	—	170,767	496,065	732,891
Other corporate adjustments / non-hotel revenue	(503)	(15)	(1,052)	(55)
Pro forma Hotel Revenue	$447,097	$430,632	$1,830,836	$1,840,552

Pro forma Hotel EBITDA	$143,006	$141,923	$605,936	$631,764

Pro forma Hotel EBITDA Margin	32.0%	33.0%	33.1%	34.3%

Note:
(1) The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of December 31, 2017 (2)
Secured Debt
Scotiabank - 1 hotel	4	Nov 2018	Floating	4.23%	$85,000
Wells Fargo - 4 hotels	3	Oct 2021	Floating (3)	4.05%	150,000
Wells Fargo - 4 hotels	2	Mar 2022	Floating (3)	4.04%	143,250
Wells Fargo - 1 hotel	10	Jun 2022	Fixed	5.25%	32,052
PNC - 3 hotels	10	Oct 2022	Fixed	4.95%	84,378
Wells Fargo - 1 hotel	10	Oct 2022	Fixed	4.95%	33,476
Prudential - 1 hotel	10	Oct 2022	Fixed	4.94%	29,573
PNC - 5 hotels	5	Mar 2023	Floating	3.66%	85,000
Senior Secured Notes - 9 hotels	10	Mar 2023	Fixed	5.63%	524,010
Weighted-Average / Secured Total				4.89%	$1,166,739

Unsecured Debt
Revolver (4)	4	Apr 2021	Floating	3.16%	$—
$400 Million Term Loan Maturing 2019 (6)	5	Mar 2019 (6)	Floating (3)	3.35%	400,000
$225 Million Term Loan Maturing 2019 (6)	7	Nov 2019 (6)	Floating (3)	4.24%	225,000
$400 Million Term Loan Maturing 2021	5	Apr 2021	Floating (3)(5)	3.14%	400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	3.43%	150,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	475,000
Weighted-Average / Unsecured Total				4.19%	$1,650,000

Weighted-Average / Total Debt				4.48%	$2,816,739

Note:
(1) Interest rates as of December 31, 2017.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) There is $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.30% annually.
(5) Reflects interest rate swap on $350.0 million.
(6) In January 2018, the Company secured an amendment extending the maturity date to January 2023.

RLJ Lodging Trust
Pro forma Operating Statistics — Top 60 Assets
(unaudited)

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
Marriott Louisville Downtown	Louisville, KY	616	$14,285
The Knickerbocker Hotel New York	New York, NY	330	11,291
San Francisco Marriott Union Square	San Francisco, CA	401	10,678
Wyndham San Diego Bayside	San Diego, CA	600	10,119
The Vinoy Renaissance St. Petersburg Resort & Golf Club	St Petersburg, FL	362	9,602
Wyndham Boston Beacon Hill	Boston, MA	304	9,201
Embassy Suites Los Angeles - International Airport South	El Segundo, CA	349	9,178
DoubleTree Metropolitan Hotel New York City	New York, NY	764	9,161
Courtyard Austin Downtown Convention Center	Austin, TX	270	8,943
Embassy Suites San Francisco Airport - Waterfront	Burlingame, CA	340	8,868
The Mills House Wyndham Grand Hotel, Charleston	Charleston, SC	216	8,664
Courtyard Portland City Center	Portland, OR	256	8,461
Embassy Suites Mandalay Beach - Hotel & Resort	Oxnard, CA	250	8,130
Embassy Suites Tampa Downtown Convention Center	Tampa, FL	360	8,068
DoubleTree Grand Key Resort	Key West, FL	216	7,873
Embassy Suites Fort Lauderdale 17th Street	Fort Lauderdale, FL	361	7,753
Embassy Suites San Francisco Airport - South San Francisco	South San Francisco, CA	312	7,737
Hilton Myrtle Beach Resort	Myrtle Beach, SC	385	7,377
Wyndham New Orleans - French Quarter	New Orleans, LA	374	7,352
Embassy Suites Napa Valley	Napa, CA	205	7,013
Embassy Suites Myrtle Beach - Oceanfront Resort	Myrtle Beach, SC	255	6,755
Embassy Suites Milpitas Silicon Valley	Milpitas, CA	266	6,684
Wyndham Santa Monica At the Pier	Santa Monica, CA	132	6,681
Wyndham Philadelphia Historic District	Philadelphia, PA	364	6,669
Fairfield Inn & Suites Washington DC Downtown	Washington, DC	198	6,616
Courtyard San Francisco	San Francisco, CA	166	6,599
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	6,589
Sheraton Philadelphia Society Hill Hotel	Philadelphia, PA	364	6,504
Hyatt House Emeryville San Francisco Bay Area	Emeryville, CA	234	6,432
DoubleTree Suites by Hilton Austin	Austin, TX	188	6,227
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,053
Hilton Garden Inn San Francisco Oakland Bay Brg	Emeryville, CA	278	6,045
Embassy Suites Deerfield Beach - Resort & Spa	Deerfield Beach, FL	244	6,001
Embassy Suites Boston Waltham	Waltham, MA	275	5,822
Wyndham Houston - Medical Center Hotel & Suites	Houston, TX	287	5,821
Hyatt House San Jose Silicon Valley	San Jose, CA	164	5,792
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,679
Courtyard Waikiki Beach	Honolulu - Oahu, HI	403	5,466
Hilton Cabana Miami Beach	Miami Beach, FL	231	5,410
Courtyard Chicago Downtown Magnificent Mile	Chicago, IL	306	5,387
Embassy Suites Los Angeles Downey	Downey, CA	220	5,313
Embassy Suites Atlanta - Buckhead	Atlanta, GA	316	5,199
Renaissance Fort Lauderdale Plantation Hotel	Plantation, FL	250	5,172
Residence Inn Bethesda Downtown	Bethesda, MD	188	5,074
Hyatt House Santa Clara	Santa Clara, CA	150	5,051
Courtyard Charleston Historic District	Charleston, SC	176	5,037
Holiday Inn San Francisco - Fisherman's Wharf	San Francisco, CA	585	5,017
Homewood Suites Washington DC Downtown	Washington, DC	175	5,001
Residence Inn Austin Downtown Convention Center	Austin, TX	179	4,946
Embassy Suites Irvine Orange County	Irvine, CA	293	4,909
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,864
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,733
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	4,567
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	4,432
Hyatt Place Washington DC Downtown K Street	Washington, DC	164	4,427
Embassy Suites Minneapolis - Airport	Bloomington, MN	310	4,353
Embassy Suites Orlando - International Drive South/Convention Center	Orlando, FL	244	4,255
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	4,023
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	3,995
DoubleTree by Hilton Burlington Vermont	South Burlington, VT	309	3,310
Top 60 Assets		17,180	396,664
Other (97 Assets)		13,621	209,272
Total Portfolio		30,801	$605,936
Note: For the trailing twelve months ended December 31, 2017. Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. Amounts in thousands, except rooms. The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the quarter ended December 31, 2017

Top Markets	# of Hotels	Occupancy			ADR			RevPAR			% of Hotel EBITDA
		2017	2016	Var	2017	2016	Var	2017	2016	Var	Q4
Northern California	14	80.9%	83.2%	(2.7)%	$217.36	$211.24	2.9%	$175.89	$175.71	0.1%	13%
Southern California	9	82.0%	78.9%	3.9%	166.03	165.34	0.4%	136.12	130.51	4.3%	8%
South Florida	13	85.6%	78.3%	9.3%	165.24	156.80	5.4%	141.43	122.73	15.2%	9%
Austin	14	75.8%	73.8%	2.6%	163.22	166.54	(2.0)%	123.64	122.94	0.6%	7%
Denver	13	68.9%	69.3%	(0.7)%	133.46	129.50	3.1%	91.90	89.80	2.3%	5%
Washington, DC	8	76.6%	74.3%	3.1%	179.30	179.45	(0.1)%	137.30	133.26	3.0%	5%
Houston	11	74.4%	64.1%	16.1%	143.09	137.55	4.0%	106.47	88.18	20.7%	5%
Chicago	14	65.7%	66.3%	(0.9)%	139.06	145.96	(4.7)%	91.32	96.75	(5.6)%	4%
Louisville	5	67.8%	63.7%	6.5%	148.97	142.42	4.6%	101.00	90.69	11.4%	4%
New York City	5	92.6%	89.1%	3.9%	264.74	267.22	(0.9)%	245.05	238.04	2.9%	9%
Other	51	71.8%	70.3%	2.1%	157.21	155.59	1.0%	112.91	109.43	3.2%	31%
Total	157	75.8%	73.6%	2.9%	$171.36	$169.64	1.0%	$129.89	$124.91	4.0%	100%

Service Level	# of Hotels	Occupancy			ADR			RevPAR			% of Hotel EBITDA
		2017	2016	Var	2017	2016	Var	2017	2016	Var	Q4
Focused-Service	102	75.0%	73.6%	2.0%	$157.01	$155.41	1.0%	$117.80	$114.33	3.0%	45%
Compact Full-Service	49	79.0%	75.7%	4.3%	187.25	186.32	0.5%	147.85	141.07	4.8%	49%
Full-Service	6	61.7%	61.5%	0.2%	160.71	154.93	3.7%	99.09	95.30	4.0%	6%
Total	157	75.8%	73.6%	2.9%	$171.36	$169.64	1.0%	$129.89	$124.91	4.0%	100%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR			% of Hotel EBITDA
		2017	2016	Var	2017	2016	Var	2017	2016	Var	Q4
Upper Upscale	49	74.7%	71.5%	4.5%	$171.84	$169.78	1.2%	$128.42	$121.39	5.8%	45%
Upscale	90	76.9%	75.7%	1.7%	167.74	166.29	0.9%	129.07	125.84	2.6%	46%
Upper Midscale	16	73.4%	73.1%	0.4%	156.57	154.40	1.4%	114.97	112.94	1.8%	5%
Other	2	85.1%	77.5%	9.8%	330.57	346.05	(4.5)%	281.45	268.32	4.9%	4%
Total	157	75.8%	73.6%	2.9%	$171.36	$169.64	1.0%	$129.89	$124.91	4.0%	100%

Flags	# of Hotels	Occupancy			ADR			RevPAR			% of Hotel EBITDA
		2017	2016	Var	2017	2016	Var	2017	2016	Var	Q4
Residence Inn	29	78.1%	74.4%	5.0%	$149.53	$147.20	1.6%	$116.82	$109.50	6.7%	11%
Courtyard	24	75.2%	74.0%	1.6%	165.53	166.08	(0.3)%	124.41	122.89	1.2%	13%
Embassy Suites	24	80.4%	74.6%	7.8%	167.61	167.14	0.3%	134.74	124.62	8.1%	20%
Hyatt House	11	79.4%	80.4%	(1.3)%	174.14	167.99	3.7%	138.25	135.06	2.4%	7%
Hilton Garden Inn	8	72.9%	71.5%	2.0%	159.96	157.34	1.7%	116.68	112.54	3.7%	4%
SpringHill Suites	8	67.9%	65.9%	3.0%	127.09	126.88	0.2%	86.27	83.60	3.2%	2%
Wyndham	8	74.8%	71.7%	4.4%	170.32	168.32	1.2%	127.38	120.63	5.6%	10%
Fairfield Inn & Suites	7	74.2%	72.7%	2.1%	150.82	153.16	(1.5)%	111.97	111.37	0.5%	2%
Hampton Inn	7	73.1%	70.9%	3.0%	132.14	125.65	5.2%	96.54	89.14	8.3%	3%
Marriott	6	67.3%	68.8%	(2.1)%	189.71	186.68	1.6%	127.75	128.41	(0.5)%	6%
DoubleTree	6	82.6%	84.9%	(2.8)%	213.13	207.75	2.6%	176.02	176.46	(0.2)%	6%
Renaissance	4	73.4%	70.8%	3.6%	184.37	181.31	1.7%	135.30	128.41	5.4%	5%
Hyatt Place	3	77.7%	81.8%	(4.9)%	183.29	176.58	3.8%	142.44	144.37	(1.3)%	2%
Homewood Suites	2	70.2%	71.8%	(2.3)%	171.41	172.75	(0.8)%	120.36	124.10	(3.0)%	1%
Hilton	2	54.4%	50.4%	8.0%	151.25	143.28	5.6%	82.34	72.23	14.0%	1%
Hyatt	2	75.4%	75.1%	0.4%	191.01	186.15	2.6%	143.93	139.73	3.0%	1%
Other	6	74.9%	73.7%	1.7%	233.41	231.85	0.7%	174.91	170.82	2.4%	6%
Total	157	75.8%	73.6%	2.9%	$171.36	$169.64	1.0%	$129.89	$124.91	4.0%	100%

Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Percentages may not sum to 100% due to rounding.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the year ended December 31, 2017

Top Markets	# of Hotels	Occupancy			ADR			RevPAR			% of Hotel EBITDA
		2017	2016	Var	2017	2016	Var	2017	2016	Var	FY
Northern California	14	85.0%	87.0%	(2.3)%	$221.47	$222.68	(0.5)%	$188.15	$193.72	(2.9)%	15%
Southern California	9	85.6%	83.3%	2.7%	178.88	176.21	1.5%	153.05	146.76	4.3%	9%
South Florida	13	83.9%	83.0%	1.1%	168.26	166.71	0.9%	141.23	138.44	2.0%	9%
Austin	14	77.1%	78.3%	(1.5)%	165.83	169.31	(2.1)%	127.92	132.56	(3.5)%	7%
Denver	13	76.2%	76.7%	(0.7)%	140.57	137.89	1.9%	107.09	105.83	1.2%	5%
Washington, DC	8	78.7%	77.5%	1.5%	187.61	184.06	1.9%	147.59	142.60	3.5%	5%
Houston	11	71.5%	68.9%	3.9%	145.44	147.83	(1.6)%	104.06	101.82	2.2%	4%
Chicago	14	68.0%	68.5%	(0.7)%	142.42	149.69	(4.9)%	96.83	102.51	(5.5)%	4%
Louisville	5	68.3%	72.2%	(5.4)%	157.25	157.59	(0.2)%	107.36	113.75	(5.6)%	4%
New York City	5	89.2%	88.3%	1.1%	231.51	236.25	(2.0)%	206.57	208.50	(0.9)%	5%
Other	51	75.9%	75.9%	(0.1)%	161.42	161.72	(0.2)%	122.48	122.78	(0.2)%	33%
Total	157	78.3%	78.3%	—%	$173.57	$174.31	(0.4)%	$135.82	$136.45	(0.5)%	100%

Service Level	# of Hotels	Occupancy			ADR			RevPAR			% of Hotel EBITDA
		2017	2016	Var	2017	2016	Var	2017	2016	Var	FY
Focused-Service	102	77.2%	77.8%	(0.8)%	$160.55	$161.16	(0.4)%	$123.92	$125.34	(1.1)%	46%
Compact Full-Service	49	81.2%	80.0%	1.5%	186.51	188.09	(0.8)%	151.40	150.49	0.6%	46%
Full-Service	6	67.4%	71.1%	(5.2)%	175.29	173.04	1.3%	118.21	123.05	(3.9)%	8%
Total	157	78.3%	78.3%	—%	$173.57	$174.31	(0.4)%	$135.82	$136.45	(0.5)%	100%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR			% of Hotel EBITDA
		2017	2016	Var	2017	2016	Var	2017	2016	Var	FY
Upper Upscale	49	77.5%	77.1%	0.6%	$177.82	$178.34	(0.3)%	$137.89	$137.42	0.3%	47%
Upscale	90	79.1%	79.7%	(0.8)%	167.45	168.09	(0.4)%	132.39	134.01	(1.2)%	45%
Upper Midscale	16	77.2%	77.5%	(0.3)%	164.65	167.40	(1.6)%	127.18	129.70	(1.9)%	6%
Other	2	79.9%	74.9%	6.6%	284.48	293.56	(3.1)%	227.18	219.92	3.3%	2%
Total	157	78.3%	78.3%	—%	$173.57	$174.31	(0.4)%	$135.82	$136.45	(0.5)%	100%

Flags	# of Hotels	Occupancy			ADR			RevPAR			% of Hotel EBITDA
		2017	2016	Var	2017	2016	Var	2017	2016	Var	FY
Residence Inn	29	79.1%	78.9%	0.3%	$153.33	$152.96	0.2%	$121.35	$120.71	0.5%	11%
Courtyard	24	78.0%	78.3%	(0.3)%	167.72	169.72	(1.2)%	130.83	132.85	(1.5)%	13%
Embassy Suites	24	81.3%	79.7%	2.0%	176.29	176.52	(0.1)%	143.26	140.64	1.9%	22%
Hyatt House	11	81.5%	84.2%	(3.2)%	175.02	172.35	1.6%	142.60	145.09	(1.7)%	6%
Hilton Garden Inn	8	74.1%	75.2%	(1.5)%	160.96	162.89	(1.2)%	119.31	122.57	(2.7)%	4%
SpringHill Suites	8	70.6%	71.9%	(1.8)%	131.98	133.30	(1.0)%	93.23	95.84	(2.7)%	2%
Wyndham	8	78.5%	76.5%	2.7%	174.26	173.96	0.2%	136.84	133.00	2.9%	10%
Fairfield Inn & Suites	7	76.1%	76.8%	(0.9)%	161.60	162.64	(0.6)%	122.97	124.92	(1.6)%	3%
Hampton Inn	7	74.9%	75.0%	(0.1)%	139.78	139.97	(0.1)%	104.67	104.93	(0.2)%	2%
Marriott	6	71.8%	75.4%	(4.8)%	195.29	196.39	(0.6)%	140.14	148.07	(5.4)%	7%
DoubleTree	6	85.8%	86.7%	(1.1)%	191.99	193.44	(0.8)%	164.65	167.72	(1.8)%	5%
Renaissance	4	75.6%	75.7%	(0.2)%	184.54	184.75	(0.1)%	139.47	139.91	(0.3)%	4%
Hyatt Place	3	81.9%	85.3%	(4.0)%	184.45	180.00	2.5%	151.10	153.60	(1.6)%	2%
Homewood Suites	2	77.8%	75.3%	3.4%	184.19	184.65	(0.3)%	143.35	139.05	3.1%	1%
Hilton	2	67.9%	68.8%	(1.3)%	170.27	167.49	1.7%	115.54	115.19	0.3%	2%
Hyatt	2	78.3%	75.3%	4.0%	187.94	196.53	(4.4)%	147.17	147.93	(0.5)%	1%
Other	6	77.0%	75.8%	1.5%	216.04	223.05	(3.1)%	166.28	169.17	(1.7)%	5%
Total	157	78.3%	78.3%	—%	$173.57	$174.31	(0.4)%	$135.82	$136.45	(0.5)%	100%

Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Percentages may not sum to 100% due to rounding.